Exhibit 99.1

Contact:
Eric Martin, Director of Investor Relations
(404) 745-2889

CARTER’S REPORTS AN 18% INCREASE IN NET SALES FOR THE THIRD QUARTER OF 2004; NET INCOME INCREASES 45%

ATLANTA, October 26, 2004/ PRNewswire-FirstCall/ — Carter’s, Inc. (NYSE: CRI), the largest branded marketer of apparel for babies and young children in the United States, today reported its third quarter results for fiscal 2004.

Net sales in the third quarter of fiscal 2004 increased 18% to $251.4 million from $212.1 million in the third quarter of fiscal 2003. The increase in net sales for the third quarter of fiscal 2004 includes a $10.6 million, or 10%, increase in sales to the wholesale channel from $103.3 million to $113.9 million and a $19.9 million, or 64%, increase in sales to the mass channel from $31.3 million to $51.2 million.

The Company’s retail store sales in the third quarter of fiscal 2004 increased $8.7 million, or 11%, to $86.2 million from $77.5 million in the third quarter of fiscal 2003 due to an increase of 6.1% in comparable store sales and incremental sales from 13 new store openings since September of 2003.  As of October 2, 2004, Carter’s had a total of 177 retail stores, including three stores opened during the third quarter.  Carter’s plans to open three stores and close four stores in the fourth quarter of fiscal 2004.

Fred Rowan, Chairman of the Board of Directors and Chief Executive Officer of Carter’s said, “We are very pleased with our strong performance in the third quarter of 2004 in all channels of distribution.  We continue to produce great quality, essential core products at attractive price points that have enabled us to increase our market share.  We are on track to achieve our 2004 financial goals and our growth initiatives have positioned us for continued strong performance in 2005.”

In the third quarter of fiscal 2004, net income increased 45% to $18.4 million, or $0.62 per diluted share, from $12.7 million, or $0.52 per diluted share, in the third quarter of fiscal 2003.  Compared to pro forma net income of $14.2 million, or $0.48 per diluted share in the third quarter of fiscal 2003, further described below, pro forma net income in the third quarter of fiscal 2004 increased 30%.

Net sales in the first nine months of fiscal 2004 increased 14% to $590.4 million from $518.1 million in the first nine months of fiscal 2003.  In our wholesale channel, net sales increased $12.4 million, or 5%, in the first nine months of fiscal 2004 to $278.0 million from $265.6 million in the first nine months of fiscal 2003.

Net sales to the mass channel in the first nine months of fiscal 2004 increased $45.4 million to $106.9 million from $61.6 million in the first nine months of fiscal 2003.  This increase reflects growth in sales of our Child of Mine brand to Wal-Mart, which we began shipping in June of 2003, and growth of the Tykes brand sold to Target.

The Company’s retail store sales in the first nine months of fiscal 2004 increased $14.4 million, or 8%, to $205.4 million from $191.0 million in the first nine months of fiscal 2003 due to incremental sales from new store openings and a comparable store sales increase of 3.5%.  During the first nine months of fiscal 2004, the Company opened eight stores.

For the first nine months of fiscal 2004, net income increased 60% to $34.6 million, or $1.16 per diluted share, from $21.7 million, or $0.90 per diluted share for the first nine months of fiscal 2003.  Pro forma net income, further described below, increased 39% to $35.0 million, or $1.17 per diluted share for the first nine months of fiscal 2004 compared to pro forma net income of $25.2 million, or $0.86 per diluted share for the first nine months of fiscal 2003.

Net cash used in operations was $14.1 million in the first nine months of fiscal 2004 compared to net cash provided by operations of $9.4 million in the first nine months of fiscal 2003.  Net cash used in operations in the first nine months of fiscal 2004 reflects growth in accounts receivable driven by the timing of wholesale and mass channel sales and the growth in inventory to support higher levels of demand.

Carter’s Business Outlook

This outlook is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

($ in millions, except EPS)	Fourth Quarter 2004			Fiscal Year 2004
Net sales	$210	+13	%(1)	$800	+14	%(3)
Diluted EPS	$0.45	+22	%(2)	$1.63	+34	%(4)

(1)                                  Comparison to fourth quarter of fiscal 2003.

(2)                                  Estimated increase as compared to pro forma fourth quarter fiscal 2003 results adjusted to reflect $0.7 million in after-tax interest savings, $1.3 million in after-tax closure costs, $5.8 million in after-tax expenses related to the Initial Public Offering, and $1.6 million in after-tax management fee settlement charges.

(3)                                  Comparison to fiscal 2003.

(4)                                  Estimated increase in projected 2004 net income per share, as compared to pro forma fiscal 2003 results of $1.22 per diluted share as previously described in our earnings release filed March 1, 2004 on Form 8-K.

Carter’s will broadcast its quarterly conference call on October 27, 2004 at 8:30 a.m. EST.  To participate in the call, please dial 1-800-289-0493.  For international calls, please dial 1-913-981-5510.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “Investor Relations” and then click on the link, “Third Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through midnight EDT, November 5, at 1-888-203-1112, pass code 826187, and archived on the Company’s website at the same location as the live webcast.

For more information on Carter’s, please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2004 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of the Company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, the Company’s leverage which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of its cash flow to repay principal, the impact of governmental regulations and environmental risks applicable to the Company’s business, and seasonal fluctuations in the children’s apparel business.  These risks are described in the Company’s prospectus dated September 23, 2004 under the headings “Risk Factors,”  “Business-Competition; Certain Risks,” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Pro forma Net Income

Pro forma results for the first nine months of fiscal 2004 exclude $0.4 million in after-tax restructuring charges related to the closures of the Company’s sewing facilities in Costa Rica and a distribution facility in Leola, Pennsylvania.  Pro forma results for the third quarter and first nine months of fiscal 2003 exclude $0.9 million and $3.0 million, net of tax, respectively, to reflect pro forma interest savings associated with the Company’s debt reduction completed in the fourth quarter of fiscal 2003 as if it had occurred at the beginning of fiscal 2003.  Also included in the pro forma results for the third quarter and first nine months of fiscal 2003 are $0.6 million in after-tax costs related to the closure of the Company’s offshore operations in Costa Rica, including accelerated depreciation.  These adjustments are set forth in the reconciliation of results in accordance with generally accepted accounting principles (GAAP) to the pro forma results shown in the table below.  The number of weighted average shares in the third quarter and first nine months of fiscal 2003 has been adjusted in the pro forma earnings per share calculations to give effect to the initial public offering and to treat the incremental shares sold as if they were outstanding for the periods presented.  The Company believes that the pro forma information in this release provides a meaningful comparison of its operational and financial results.

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided pro forma, non-GAAP financial measurements that present net income and net income on a per share basis excluding certain adjustments discussed above.  Details of these items are presented in the table below, which reconciles the GAAP results to pro forma net income and pro forma net income per share.  The pro forma, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The pro forma, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of our future condition or results of operations.  Also, this earnings release and the reconciliation from GAAP results to pro forma results can be found on the Company’s website at www.carters.com.

CARTER’S, INC.

GAAP VS. PRO FORMA RESULTS

(dollars in thousands, except for share data)

(unaudited)

	Three-month periods ended		Nine-month periods ended
	October 2, 2004	October 4, 2003	October 2, 2004	October 4, 2003

Net income (GAAP)	$18,412	$12,655	$34,642	$21,653

Pro forma adjustments (net of tax):

Closure costs	29	609	358	609

Pro forma interest expense savings	—	923	—	2,953

Pro forma net income	$18,441	$14,187	$35,000	$25,215

Diluted weighted average shares outstanding, as reported	29,902,137	24,236,255	29,887,853	24,084,183

Adjustment for initial public offering	—	5,390,625	—	5,390,625

Pro forma diluted weighted average shares outstanding	29,902,137	29,626,880	29,887,853	29,474,808

Diluted net income per share, as reported	$0.62	$0.52	$1.16	$0.90

Pro forma diluted net income per share	$0.62	$0.48	$1.17	$0.86

CARTER’S, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except for share data)

(unaudited)

	Three-month periods ended		Nine-month periods ended
	October 2, 2004	October 4, 2003	October 2, 2004	October 4, 2003

Net sales	$251,357	$212,135	$590,384	$518,136

Cost of goods sold	163,490	136,451	376,656	331,993

Gross profit	87,867	75,684	213,728	186,143
Selling, general, and administrative expenses	56,280	51,896	151,674	138,660

Closure costs	49	115	589	115

Royalty income	(3,589)	(3,692)	(9,257)	(8,149)

Operating income	35,127	27,365	70,722	55,517

Interest expense, net	4,666	6,788	13,654	20,309

Income before income taxes	30,461	20,577	57,068	35,208

Provision for income taxes	12,049	7,922	22,426	13,555

Net income	$18,412	$12,655	$34,642	$21,653

Basic net income per common share	$0.65	$0.56	$1.24	$0.96

Diluted net income per common share	$0.62	$0.52	$1.16	$0.90

Basic weighted average number of shares outstanding	28,109,978	22,564,856	28,032,520	22,560,872

Diluted weighted average number of shares outstanding	29,902,137	24,236,255	29,887,853	24,084,183

CARTER’S, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except for share data)

(unaudited)

	October 2, 2004	January 3, 2004	October 4, 2003
ASSETS
Current assets:
Cash and cash equivalents	$12,004	$36,061	$7,055
Accounts receivable, net	103,108	65,318	70,893
Inventories, net	148,414	104,760	118,080
Prepaid expenses and other current assets	2,680	6,575	2,583
Assets held for sale	864	50	250
Deferred income taxes	10,692	9,045	8,425

Total current assets	277,762	221,809	207,286

Property, plant, and equipment, net	51,177	50,502	47,679
Tradename	220,233	220,233	220,233
Cost in excess of fair value of net assets acquired	139,282	139,282	139,282
Licensing agreements, net	—	3,125	4,375
Deferred debt issuance costs, net	6,486	7,666	10,783
Other assets	2,881	3,485	3,703

Total assets	$697,821	$646,102	$633,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$927	$3,336	$1,180
Accounts payable	42,371	30,436	32,991
Other current liabilities	37,274	37,405	36,100

Total current liabilities	80,572	71,177	70,271

Long-term debt	213,788	209,377	292,401
Deferred income taxes	82,078	83,196	83,717
Other long-term liabilities	9,816	9,816	9,977

Total liabilities	386,254	373,566	456,366

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at October 2, 2004, January 3, 2004, and October 4, 2003	—	—	—
Common stock, voting; par value $.01 per share; 40,000,000 shares authorized; 28,331,337 issued and outstanding at October 2, 2004; 27,985,360 issued and outstanding at January 3, 2004; 22,594,735 issued and outstanding at October 4, 2003	283	280	226
Additional paid-in capital	246,166	241,780	147,898
Retained earnings	65,118	30,476	28,851

Total stockholders’ equity	311,567	272,536	176,975

Total liabilities and stockholders’ equity	$697,821	$646,102	$633,341